UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2025

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of registrant’s principal executive office) (Zip code)

+61-03-9882-0780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 15, 2025, Propanc Biopharma, Inc. (the “Company”) entered into and closed a securities purchase agreement (“Purchase Agreement 1”) with an investor (“Investor 1”), pursuant to which Investor 1 agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $55,000 (“Note 1”), for a purchase price of $50,000. The Company intends to use the net proceeds therefrom for general working capital purposes.

Investor 1 is entitled, at its option, at any time after cash payment, to convert any or all or any amount of the principal face amount of Note 1 then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price for each share of Common Stock at a price (“Conversion Price”) of $5.00 per share (the “Fixed Price”). Provided, however, that in the event the Company’s Common Stock trades below $4.00 per share for more than five (5) consecutive trading days, then the Fixed Price shall be equal to $2.50 per share. In the Event of Default (as defined in Note 1), the Conversion Price shall be equal to the lowest trading price of the Common Stock as reported on the OTC Markets on which the Company’s shares are then traded or any exchange upon which the Common Stock may be traded in the future, for the ten prior trading days immediately preceding the date of the Event of Default (the “Alternate Fixed Price”). The Alternate Fixed Price shall be re-adjusted every 30 calendar days if the Company is still in default using the formulae set forth above.

The maturity date of Note 1 is December 15, 2025 and bears interest at a rate of eight percent (8%) per annum, which may be increased to twenty four percent (24%) in the Event of a Default. During the first 60 days following the date of Note 1, the Company has the right to prepay the principal and accrued but unpaid interest due under Note 1, at a one hundred ten percent (110%) premium of the face amount plus accrued and unpaid interest, which increases to (i) one hundred twenty percent (120%) if prepaid after 60 days, but less than 121 days from the issuance date, (iii) one hundred twenty five percent (125%) if prepaid after 120 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have the right to prepay Note 1.

Note 1 contains certain events of default, including failure to pay principal and interest when due, failure to timely issue the Conversion Shares, failure to maintain the listing of the Common Stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, failure to comply with its reporting requirements with the U.S. Securities and Exchange Commission, a breach of certain covenants in the Purchase Agreement, default by the Company under any other note issued to the Investor, as well as certain customary events of default set forth in the Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, and liquidation. Upon an event of default, the Note will become immediately due and payable by the Company.

Effective April 13, 2025, the Company entered into and closed a loan agreement (the “Loan”) with one of our members of the Board of Directors (the “Board Member”), pursuant to which the Board Member loaned the Company an aggregate principal amount of $63,188 AUD. The Company intends to use the net proceeds from the Loan for general working capital purposes. The Loan bears interest at a rate of twelve percent (12%) per annum, payable monthly, in arrears, and has a default interest rate of eighteen percent (18%). The maturity date of the Loan is June 30, 2025.

Effective March 31, 2025, the Company entered into and closed a securities purchase agreement (“Purchase Agreement 2”) with an investor (the “Investor 2”), pursuant to which Investor 2 agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $79,200 (“Note 2”), for a purchase price of $67,000. The Company intends to use the net proceeds therefrom for general working capital purposes.

The maturity date of Note 2 is January 30, 2026 and bears a one-time interest charge of fifteen percent (15%) (the “Interest Rate”) that shall be applied on the Issuance Date to the Principal ($79,200.00 * fifteen percent (15%) = $11,880.00). Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in five (5) payments, with the first on September 30, 2025 for $45,540.00, and the other four payments on October 30, 2025, November 30, 2025, December 30, 2025, and January 30, 2026, each for $ 11,385.00 (a total payback to the Holder of $91,080.00). The Company shall have a five (5) day grace period with respect to each payment. The Company has right to prepay in full at any time with no prepayment penalty.

Investor 2 is entitled, at its option, at any time after an Event of Default (as defined in Note 2), to convert any or all or any amount of the principal face amount of Note 2 then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price for each share of Common Stock at a price (“Conversion Price”) of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date (representing a discount rate of 35%).

Note 2 contains certain events of default, including failure to pay principal and interest when due, failure to timely issue the Conversion Shares, failure to maintain the listing of the Common Stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, failure to comply with its reporting requirements with the U.S. Securities and Exchange Commission, a breach of certain covenants in the Purchase Agreement, default by the Company under any other note issued to the Investor, as well as certain customary events of default set forth in the Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, and liquidation. Upon an event of default, the Note will become immediately due and payable by the Company.

The foregoing descriptions of each of Purchase Agreement 1, Purchase Agreement 2, the Loan, Note 1, and Note 2 do not purport to be complete and are qualified in their entirety by reference to the full text of each of Purchase Agreement 1, Purchase Agreement 2, the Loan, Note 1, and Note 2, which are filed as Exhibits 10.1, 10.2, 10.3, 4.1, and 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Purchase Agreement 1, Purchase Agreement 2, the Loan, Note 1, and Note 2 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information disclosed in Item 1.01 of this Form 8-K regarding the issuance of the Loan, Note 1 and Note 2 is incorporated herein by reference. The Loan, Note 1 and Note 2 were issued pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and/or by Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Convertible Promissory Note dated April 15, 2025
4.2	Promissory Note dated March 25, 2025
10.1	Securities Purchase Agreement dated April 15, 2025
10.2	Securities Purchase Agreement dated March 25, 2025
10.3	The Loan dated April 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2025	PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
	Title:	Chief Executive Officer and Chief Financial Officer